UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2011, we, through Wells REIT II - Market Square East & West, LLC, our wholly owned subsidiary, entered into a loan transaction (the “Market Square Loan”) with Pacific Life Insurance Company, an unaffiliated entity, as lender ("Pacific Life"), in the principal amount of $325.0 million. Substantially all of the net proceeds advanced under the Market Square Loan were used to repay amounts outstanding under a $500 million revolving credit facility with JPMorgan Chase Bank entered into on May 7, 2010 (the "JPMorgan Chase Credit Facility"). We used borrowings under the JPMorgan Chase Credit Facility to fund a portion of the March 7, 2011 acquisition of the Market Square Buildings, two office buildings located in Washington D.C.

The Market Square Loan matures on July 1, 2023 (the "Maturity Date"). The Market Square Loan bears interest at an annual rate of 5.07%. We have the right to prepay the outstanding amount in full provided that (i) 30 days' prior written notice of the intent to prepay is provided to Pacific Life and (ii) a prepayment premium is paid to Pacific Life. If the prepayment is made before July 1, 2013, the prepayment premium is equal to the sum of (i) the greater of (a) 1.0% of the outstanding principal or (b) the yield loss amount plus (ii) 3.0% of the outstanding principal. If the prepayment is made on or after July 1, 2013 but before April 1, 2023, the prepayment premium is equal to the greater of (i) 1.0% of the outstanding principal or (ii) the yield loss amount. No prepayment premium need be paid if the prepayment is made on or after April 1, 2023.

The Market Square Loan requires monthly interest-only payments in the amount of $1,373,125. The unpaid principal will be due and payable on the Maturity Date. The Market Square Loan is secured by a first mortgage lien on the assets of the Market Square Buildings including the land, fixtures, improvements, leases, rents and reserves.

The Market Square Loan contains customary warranties, borrowing conditions, and affirmative and negative representations, all as set forth in the Market Square Loan. We are currently in compliance with all such covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 6, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

3